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                                                                     Exhibit 5.1




                                   August 5, 1997

                                                                   C 15566-00015
(212) 351-4000

     Cityscape Financial Corp.
     Cityscape Corp.
     565 Taxter Road
     Elmsford, New York 10523


                  Re:  12-3/4% Series A Senior Notes due 2004
                       Registration Statement on Form S-4


     Ladies and Gentlemen:

                  At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of Cityscape Financial Corp., a Delaware corporation (the "Company") and Cityscape Corp., a New York corporation ("CSC"), which the Company and CSC have filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $300,000,000 aggregate principal amount of the Company's 12-3/4% Series A Senior Notes due 2004 (the "Exchange Notes") and the guarantee of the Exchange Notes by CSC. The Exchange Notes are to be issued in exchange for an equal aggregate principal amount of the Company's outstanding 12-3/4% Senior Notes due 2004 (the "Original Notes") pursuant to the Registration Rights Agreement dated as of May 14, 1997 among the Company, CSC, CIBC Wood Gundy Securities Corp., Bear, Stearns & Co. Inc. and Oppenheimer & Co., Inc. The Exchange Notes will be guaranteed on a senior basis by CSC (the "Guarantee"). The Exchange Notes are to be issued by the Company pursuant to the terms of an Indenture (the "Indenture") dated as of May 14, 1997 among the Company, CSC and The Chase Manhattan Bank, as Trustee (the "Trustee").

                  For the purposes of the opinion set forth below, we have examined the proceedings taken or proposed to be taken by the Company and CSC in connection with the issuance of the Exchange Notes and the Guarantee. In arriving at the following opinion, we have relied, among other things, upon our examination of such corporate records of the Company and CSC and such certificates of public officials and of officers of the Company as we have deemed appropriate. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed with your permission that the terms of the Original Notes and the Exchange Notes and the Guarantee have been established in accordance with the terms of the Indenture, and that their issuance and sale
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     (i) did not and will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or CSC and (ii) complied and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or CSC. In addition, we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding agreement of the Trustee.

                  Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, and subject to the completion prior to the issuance of the Exchange Notes and the Guarantee of such proceedings now contemplated by the Company or CSC and subject to the issuance by the Commission of an order declaring the Registration Statement effective, it is our opinion that the Exchange Notes and the Guarantee, when issued in accordance with the terms of the Indenture, duly executed by the Company and CSC, respectively, and in the case of the Exchange Notes, duly authenticated by the Trustee, and issued and delivered against exchange of the Original Notes in accordance with the terms set forth in the prospectus that forms a part of the Registration Statement, will constitute valid and binding obligations of the Company and CSC, respectively.

                   Our opinion is subject to: (i) the effect of applicable bankruptcy, reorganization, insolvency, moratorium, arrangement and other laws affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the application of general principles of equity whether considered in a case or proceeding at law or in equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing; (iii) the qualification that indemnification provisions may be unenforceable to the extent that such indemnification may be held to be in violation of or against public policy, including, without limitation, limitations under certain circumstances on enforceability of provisions indemnifying a party against loss attributable to or liability for its own negligent acts; and (iv) our assumption that there exist no agreements, understandings or negotiations among the parties to the Indenture and the Registration Rights Agreement that would modify the terms thereof or the respective rights or obligations of the parties thereunder.


                  Furthermore, the opinion herein expressed is subject to the qualification that we express no opinion as to:

                  (a) The legality, validity, binding effect or enforceability (whether according to its terms or otherwise) of any provision of the Exchange Notes or the Guarantee to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

                  (b) The legality, validity, binding effect or enforceability of any waiver under the Exchange Notes or the Guarantee or any consent thereunder relating to the rights of the Company or CSC party thereto existing, or duties owing to it, as a matter of law, except to the extent that the Company or CSC can waive such rights or duties or give such consent

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     under applicable law and has effectively made such waiver or given such consent. We express no opinion as to the effectiveness of any waiver or consent contained in the Exchange Notes or the Guarantee relating to such rights or duties that is broadly or vaguely stated or does not describe the right or duty purportedly waived to which such consent relates with reasonable specificity. Without limitation, we also express no opinion as to any provision of the Exchange Notes or the Guarantee waiving the right to object to venue or with respect to the jurisdiction of the United States District Court for the Southern District of New York.

                  (c) Any provision of the Exchange Notes or the Guarantee requiring written amendments or waivers of such document insofar as it suggests that oral or other modifications, amendments or waivers could not effectively be agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

                  (d) The legality, validity, binding effect or enforceability of any rights of setoff, other than as provided by Section 151 of the Debtor and Creditor Law of the State of New York, as interpreted by applicable judicial decisions.

                  (e) The effect on the enforceability of the Guarantee against CSC of any facts or circumstances that would constitute a defense to the obligation of a surety, unless such defense has been waived effectively by CSC, to the extent that any of CSC's obligations under such Guarantee (i) constitute obligations to answer for the debt of another person or (ii) result from subordination to any of the obligations to the Trustee or the Noteholders under the Guarantee of any of its rights as against any other person.
                  We render no opinion herein as to matters involving the laws of any jurisdiction other than the law of the United States of America and the State of New York and the General Corporation Law of the State of Delaware, all as in effect as of the date hereof. In rendering this opinion, we assume no obligation to revise or supplement this opinion in the event of future changes in the law or interpretation thereof with respect to circumstances or events that may occur subsequent to the date hereof.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                          Very truly yours,


                                          /s/ GIBSON, DUNN & CRUTCHER LLP